Exhibit 1.1

Venu Holding Corporation

SELLING AGENCY AGREEMENT

June [*], 2025

Digital Offering, LLC

1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Dear Ladies and Gentlemen:

Venu Holding Corporation, a Colorado corporation (the “Company”), proposes, subject to the terms and conditions contained in this Selling Agency Agreement (this “Agreement”), to issue and sell on a “best efforts” basis up to [4,750,000] shares of its Series A 8.0% Cumulative Redeemable Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), to investors (each an “Investor” and collectively, the “Investors”), at a purchase price of $15.00 per share (the “Purchase Price”), in an offering (the “Offering”) pursuant to Regulation A, through Digital Offering LLC (the “Selling Agent”), acting on a best-efforts basis only, in connection with such sales. The shares of Series A Preferred Stock to be sold in this offering are referred to herein as the “Shares.” The Shares are more fully described in the Offering Statement (as hereinafter defined).

The Company hereby confirms its agreement with the Selling Agent concerning the purchase and sale of the Shares, as follows:

1. Agreement to Act as Selling Agent.

(a) Best Efforts Basis. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Selling Agent agrees to act on a best efforts basis only, in connection with the issuance and sale by the Company of the Shares to the Investors. Under no circumstances will the Selling Agent be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing.

(b) Selling Agent’s Commissions. The Company will pay to the Selling Agent a cash commission equal to 7.25% (the “Cash Fee”) of the gross offering proceeds received by the Company from the sale of the Shares, which shall be allocated by the Selling Agent to Dealers (as hereinafter defined) participating in the Offering, in its sole discretion.

(c) Selling Agent’s Warrants. The Company hereby agrees to issue to the Selling Agent (and/or its designees) a warrant to purchase a number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), equal to 3.0% of the total number of Shares sold in the Offering (“Selling Agent’s Warrant”). The Selling Agent’s Warrant agreement, in the form attached hereto as Exhibit A (the “Selling Agent’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing on the date of the final closing of this Offering (in compliance with FINRA Rule 5110(e)) and expiring on the five-year anniversary of the date of commencement of sales in the Offering, at an initial exercise price of $18.75 per share, which is equal to 125% of the Purchase Price of the Shares. The Selling Agent’s Warrant shall not be redeemable. The Selling Agent’s Warrant and the shares of Common Stock underlying the Selling Agent’s Warrant have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The selling agent, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Selling Agent’s Warrants or the shares of Common Stock underlying the Selling Agent’s Warrants (such shares, the “Warrant Shares”), nor will the selling agent or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Selling Agent’s Warrants or the underlying shares for a period of 180 days from commencement of sales in the Offering, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any selling agent or selected dealer participating in the offering and their officers, partners or registered representatives if the Selling Agent’s Warrant or the Warrant Shares so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Selling Agent’s Warrant will provide for adjustment in the number and price of such warrants (and the shares of Common Stock underlying such warrants) to prevent dilution in the event of a stock dividend, stock split or other reclassification of the Common Stock and certain registration rights.

(d) Selected Dealer Agreements. The Selling Agent shall have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Cash Fee shall be re-allowable, in whole or in part, to the Dealers. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Selling Agent for payment of compensation to Dealers.

2. Delivery and Payment.

(a) On or after the date of this Agreement, the Company, the Selling Agent, Dealmaker Securities LLC, and Wilmington Trust, National Association (the “Escrow Agent”) will enter into an Escrow Agreement substantially in the form included as an exhibit to filed with the Offering Statement (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for Investors that participate in the Offering (the “Escrow Account”).

(b) Prior to the initial Closing Date (as hereinafter defined) of the Offering and any subsequent Closing Date, (i) each applicable Investor will execute and deliver a Purchaser Questionnaire and Subscription Agreement substantially in the relevant form included as an exhibit to the Offering Statement (each, an “Investor Subscription Agreement”) to the Company and the Company will make available to the Selling Agent and the applicable Escrow Agent copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to an Escrow Account funds in an amount equal to the Purchase Price per Share as shown on the cover page of the Final Offering Circular (as hereinafter defined) multiplied by the number of Shares subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to an Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) each Escrow Agent will notify the Company and the Selling Agent in writing as to the balance of the collected funds in the Escrow Account.

(c) Notwithstanding the foregoing Section 2(b), Investors that maintain an account with a participating dealer, may participate in the Offering without depositing funds with the Escrow Agent, provided such Investors maintain sufficient funds in their account with such participating dealers. At Closing, any amounts subscribed for and Shares delivered will be settled broker-to-broker and credited to the Company’s account.

(d) If an Escrow Agent shall have received written notice from the Company and the Selling Agent on or before 4:00 p.m., New York City time, on or before [*], 2025, or at such other time(s) on such other date(s) thereafter, as may be agreed upon by the Company and the Selling Agent (each such date, a “Closing Date”), such Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Selling Agent as provided in the Escrow Agreement and the Company shall deliver the Shares purchased on such Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, Equity Stock Transfer (the “Transfer Agent”). The initial closing (the “Closing”) and any subsequent closing (each, a “Subsequent Closing”) shall take place at the office of the Selling Agent or such other location as the Selling Agent and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing and all actions taken at any Subsequent Closing shall be deemed to have occurred simultaneously on the date of any such Subsequent Closing.

(e) If the Company, in its sole discretion, determines that the Offering will not proceed, then the Escrow Agent will promptly return the escrow funds to the investors without interest.

3. Representations and Warranties of the Company. The Company hereby represents and warrants and covenants to the Selling Agent that as of the date hereof (or, as applicable with respect to a representation or warranty set forth in this Section 3, as of such other date as may be expressly set forth therein):

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (File No. 024-12617) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date (as defined below) for such part, including any Offering Circular (as defined below) and all exhibits to such offering statement, the “Offering Statement”) relating to the Shares pursuant to Regulation A (“Regulation A”) as promulgated under the Securities Act of 1933, as amended (the “Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated under the Act. As used in this Agreement:

(1) “Applicable Time” means 9:00 am (Eastern time) on the date of this Agreement;

(2) “Final Offering Circular” means the final offering circular relating to the Offering, including any supplements or amendments thereto, as filed with the Commission pursuant to Regulation A;

(3) “Preliminary Offering Circular” means any preliminary offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A;

(4) “Pricing Disclosure Materials” means the most recent Preliminary Offering Circular;

(5) “Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Act and the Rules and Regulations; and

(6) “Testing-the-Waters Communication” means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b) The Offering Statement has been filed with the Commission in accordance with the Act and Regulation A; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s, knowledge, are contemplated by the Commission.

(c) The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Act and the Rules and Regulations.

(d) The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The most recent Preliminary Offering Circular did not, as of its date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements included in the Preliminary Offering Circular provided by the Selling Agent expressly for use therein as described in Section 8(ii) herein.

(f) The Final Offering Circular will not, as of its date and on each Closing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements included in the Final Offering Circular provided by the Selling Agent expressly for use therein as described in Section 8(ii) herein.

(g) The Pricing Disclosure Materials, when considered together, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements included in the Pricing Disclosure Materials provided by the Selling Agent expressly for use therein as described in Section 8(ii) hereof.

(h) Since the respective dates as of which information is given in the Offering Statement and the Pricing Disclosure Materials, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, taken as a whole (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

(i) Subsequent to the respective dates as of which information is given in the Offering Statement and the Pricing Disclosure Materials, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(j) To the knowledge of the Company, Grassi & Co., CPAs, P.C. (the “Auditor”), whose report is filed with the Commission as part of the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, is an independent registered public accounting firm as required by the Act, the Rules and Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(k) The financial statements, including the notes thereto and supporting schedules included in the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Offering Statement present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular or the Final Offering Circular under the Act or the Rules and Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular have been properly compiled and prepared in accordance with the applicable requirements of the Act and the Rules and Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. Each of the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any stock compensation plan, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

(l) The Company had, at the date or dates indicated in the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, the Company will have on each Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, on the Qualification Date and on each Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Series A Preferred Stock of the Company or any security convertible or exercisable into shares of Series A Preferred Stock of the Company, or any contracts or commitments to issue or sell shares of Series A Preferred Stock or any such options, warrants, rights or convertible securities.

(m) All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission, rights of first refusal or rights of participation or similar rights with respect thereto or put rights, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation or similar rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Series A Preferred Stock conform in all material respects to all statements relating thereto contained in the Offering Statement, the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular.

(n) The Selling Agent’s Warrants and Warrant Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Selling Agent’s Warrants and Warrant Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Selling Agent’s Warrants and Warrant Shares has been duly and validly taken. The Selling Agent’s Warrants and Warrant Shares conform in all material respects to all statements with respect thereto contained in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular. All corporate action required to be taken for the authorization, issuance and sale of the Selling Agent’s Warrant Agreement has been duly and validly taken; the shares of Common Stock issuable upon exercise of the Selling Agent’s Warrant have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Selling Agent’s Warrant and the Selling Agent’s Warrant Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(o) Except as set forth in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

(p) This Agreement and the Selling Agent’s Warrant Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(q) The execution, delivery and performance by the Company of this Agreement, the Selling Agent’s Warrant Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge, mortgage, pledge, security, interest, claim, preferential arrangement, encumbrance or restriction of any kind whatsoever upon any property or assets of the Company pursuant to the terms of any agreement or instrument, license or permit, to which the Company is a party, or to which any of its assets are bound; (ii) result in any violation of the provisions of the Company’s Articles of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority as of the date hereof.

(r) No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter or by-laws, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental authority.

(s) Except as described in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, the Company has all requisite corporate power and authority, and has all necessary consents, authorizations, approvals, orders, licenses, certificates, qualifications, registrations and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular.

(t) The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals, orders, licenses, certificates, qualifications and registrations required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Shares and the consummation of the transactions and agreements contemplated by this Agreement and the Selling Agent’s Warrant Agreement and as contemplated by the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, except with respect to applicable federal and state securities laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the rules of the Exchange (as defined below) in connection with the listing thereon of the Shares, the Warrant Shares and the shares of Common Stock into which the Shares may be converted.

(u) To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal stockholders as described in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, provided to the Selling Agent, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

(v) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular.

(w) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Colorado as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

(x) The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, including, but not limited to, directors and officers insurance coverage at least equal to $5,000,000 and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(y) Except as described in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA.

(z) Except as described in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Qualification Date, other than the payment to the Selling Agent as provided hereunder in connection with the Offering, compensation paid in accordance with that certain Underwriting Agreement dated November 24, 2024 between the Company and ThinkEquity LLC, as representative of the underwriters listed on Schedule 1 thereto, related to the Company’s initial public offering, compensation paid to Freedom Holding Corp., in accordance with the terms of an engagement letter, and fees and compensation paid to TR Winston for certain brokerage services.

(aa) None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(bb) To the knowledge of the Company there is no (i) officer or director of the Company, (ii) beneficial owner of 10% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Offering Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(cc) None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, (i) given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (a) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Change, (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company, or (d) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any applicable non-U.S. anti-bribery statute or regulation; (ii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iii) received notice of any investigation, proceeding or inquiry by any governmental authority regarding any of the matters in clauses (i) or (ii) above; and the Company and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(dd) None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in either the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ff) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) Any certificate signed by any duly authorized officer of the Company and delivered to the Selling Agent in accordance with this Agreement shall be deemed a representation and warranty by the Company to the Selling Agent as to the matters covered thereby.

(hh) All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole. The Company’s ownership and control of each Subsidiary is as described in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular as of the respective dates identified therein.

(ii) There are no business relationships or related party transactions involving the Company or any other person required to be described in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular that have not been described as required by Regulation A and the Rules and Regulations.

(jj) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, 5% or greater stockholders, customers or suppliers of the Company or any of the Company’s affiliates on the other hand, which is required to be described in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular.

(kk) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular or a document incorporated by reference therein which have not been described as required.

(ll) The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Disclosure Materials and the Final Offering Circular captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the applicable rules, orders and regulations of the Commission promulgated under the Exchange Act (the “Exchange Act Regulations”), the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the NYSE American Stock Exchange (the “Exchange”). At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

(mm) The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are reasonably designed to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(nn) The Company is, or on each Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs reasonably designed, and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

(oo) The Company, together with its Subsidiaries, maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that are reasonably designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular, and the Final Offering Circular, and periodic reports filed by the Company pursuant to Section 13(a) of the Exchange Act (including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024), the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(pp) The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(qq) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

(rr) The Company and each of its Subsidiaries owns, possesses, licenses, or has other adequate rights to use, or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, except to the extent such failure to own, possess, license or have other adequate rights to use such Intellectual Property would not result in a material adverse effect on the assets, business or operations of the Company, taken as a whole. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3(rr), reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(rr), reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(rr), reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular and are not described therein. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

To the Company’s knowledge, all licenses for the use of the Intellectual Property described in the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular (if any) are in full force and effect in all material respects and are enforceable by the Company and, to the Company’s knowledge, the other parties thereto, in accordance with their terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and the Company, has no knowledge, that any other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

(ss) Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Offering Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Selling Agent, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(tt) The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(uu) The Company (i) is and at all times has been in compliance with all statutes, rules, regulations, ordinances, judgments, orders and decrees of all governmental authorities applicable to the Company’s business (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (ii) has not received any warning letter, untitled letter or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, consents, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, litigation, proceeding, hearing, enforcement, investigation, inquiry, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, litigation, proceeding, hearing, enforcement, investigation, inquiry, arbitration or other action; (v) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, filings, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(vv) At the time of filing the Offering Statement and any post-effective amendment thereto, at the time of qualification of the Offering Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(ww) The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

(xx) Except as set forth in the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(yy) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular which have not been described or incorporated by reference as required.

(zz) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries or any of their respective family members, except as disclosed in the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular.

(aaa) As of the time of filing of the Offering Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

(bbb) The statistical and market-related data included in each of the Offering Statement, Pricing Disclosure Materials, the Preliminary Offering Circular and the Final Offering Circular are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ccc) The minute books of the Company have been made available to the Selling Agent and counsel for the Selling Agent, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its Subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes. There are no material transactions, agreements, dispositions or other actions of the Company that are not properly approved and/or accurately and fairly recorded in the minute books of the Company, as applicable.

(ddd) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Act and require the registration of any such securities under the Act.

(eee) Neither the Company nor, to its knowledge, any of its employees, directors or stockholders has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(fff) To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Change.

(ggg) From the time of the initial submission of the Offering Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(hhh) The Company has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Selling Agent and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(iii) The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

4. Agreements of the Company

(a) The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Selling Agent, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Selling Agent promptly following such filing.

(b) The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Selling Agent within a reasonable period of time prior to the filing thereof and the Selling Agent shall not have reasonably objected thereto in good faith.

(c) The Company will notify the Selling Agent promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Offering Statement is filed; (2) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Pricing Disclosure Materials or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of common stock pursuant to market making activities by the Selling Agent, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Act and the Rules and Regulations and to notify the Selling Agent promptly of all such filings.

(d) If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Selling Agent, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Selling Agent and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Selling Agent, without charge, such number of copies thereof as the Selling Agent may reasonably request. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by the Selling Agent, and the Selling Agent agrees to provide to each Investor, prior to the Closing and, as applicable, any Subsequent Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

(e) The Company will furnish to the Selling Agent and their counsel, upon request and without charge (a) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as an offering circular relating to the Shares is required to be delivered under the Act or the Rules and Regulations, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as the Selling Agent may reasonably request in a typeset electronic version.

(f) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Selling Agent and its counsel in connection with the registration or qualification, or exemption therefrom, of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Selling Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

(h) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization or manipulation of the price of and of the securities of the Company to facilitate the sale or resale of any of the Company’s common stock or preferred stock.

5. Representations and Warranties of the Selling Agent; Agreements of the Selling Agent. The Selling Agent hereby represents and warrants and covenants to the Company that, as of the date hereof (or, as applicable with respect to a representation or warranty set forth in this Section 5, as of such other date as may be expressly set forth therein):

(a) The Selling Agent is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Selling Agent has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted, and the Selling Agent is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except, in each case, where the failure to have such power or authority or be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to materially impair the Selling Agent’s ability to timely perform its obligations under this Agreement or the Escrow Agreements.

(b) The Selling Agent has full legal right, power and authority to enter into this Agreement and the Escrow Agreements and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreements have each been authorized and validly executed and delivered by the Selling Agent and are each a legal, valid and binding agreement of the Selling Agent enforceable against the Selling Agent in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(c) Neither the execution of this Agreement, nor the consummation of any of the transactions contemplated herein (i) will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under any contract or other agreement to which the Selling Agent may be bound or to which any of the property or assets of the Selling Agent is subject (ii) has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Agent, or (iii) result in any violation of (1) the provisions of the organizational or governing documents of the Selling Agent, or (2) any statute or any order, rule or regulation applicable to the Selling Agent or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Selling Agent, except in each case with respect to clauses (i) and (ii) only, as would not be reasonably expected to, in the aggregate, materially impair the Selling Agent’s ability to timely perform its obligations under this Agreement or the Escrow Agreements.

(d) The Selling Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any Written Testing-the-Waters Communication used or referred to by the Selling Agent without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Act) within the meaning of this Section 5 shall not be deemed to include information prepared by the Selling Agent on the basis of, or derived from, “issuer information”.

(e) Neither the Selling Agent nor any Dealer, nor any managing member of the Selling Agent or any Dealer, nor any director or executive officer of the Selling Agent or any Dealer or other officer of the Selling Agent or any Dealer participating in the offering of the Shares is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Selling Agent or any Dealer, or any other person being compensated by or through the Selling Agent or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(f) The Selling Agent and each Dealer is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(g) Except for participating dealer agreements, no agreement will be made by the Selling Agent with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(h) Except as otherwise consented to by the Company, the Selling Agent has not and will not use or distribute any written offering materials other than the Preliminary Offering Circular, Pricing Disclosure Materials and the Final Offering Circular, and shall only distribute the most current Offering Circular (whether Preliminary or Final) as of the date of such distribution. The Selling Agent has not and will not use any “broker-dealer use only” materials with members of the public and has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the most current Offering Circular (whether Preliminary or Final) as of the date of such verbal representations in connection with offers or sales of the Shares.

6. Expenses.

(i) The Company has agreed to pay the Selling Agent an accountable due diligence fee of $25,000 which was paid to the Selling Agent on the signing of the initial engagement letter dated April 15, 2025 (the “Engagement Letter”). This payment shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). The Company shall be responsible for and pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares (if any), (iii) furnishing (including costs of shipping and mailing) such copies of the Offering Statement (including each and every amendment thereto), each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares and market making activities of the Selling Agent, (iv) any filings required to be made by the Selling Agent with FINRA, and the fees, disbursements and other charges in connection therewith, and in connection with any required review by FINRA, (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vi) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors, by a background search firm acceptable to the Selling Agent, (vii) the fees of counsel to the Selling Agent in connection with the Offering up to a maximum of $100,000, $25,000 of which was paid upon the signing of the Engagement Letter and the balance of which shall be paid on the date of this Agreement, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors, (ix) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 7(vi) of this Agreement, and (x) the fees and expenses of the Escrow Agent. The $100,000 advance payment in respect of fees of counsel of the Selling Agent shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a).

7. Conditions to the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder are subject to the following conditions:

(i) (a) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Selling Agent and the Selling Agent did not object thereto in good faith, and the Selling Agent shall have received certificates of the Company, dated as of each Closing Date and signed by the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c).

(ii) Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, (a) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, if in the reasonable judgment of the Selling Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(iii) Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Selling Agent, would reasonably be expected to result in a Material Adverse Change.

(iv) Each of the representations and warranties of the Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(v) Dated as of the initial Closing Date and each initial Subsequent Closing Date occurring after a new periodic report has been filed with the Commission for so long as the Offering remains open, the Selling Agent shall have received an opinion and a negative assurances letter of Dykema Gossett PLLC, as legal counsel to the Company, substantially in the form of Exhibit B hereto or such other form acceptable to the Selling Agent.

(vi) At the initial Closing and at each initial Subsequent Closing occurring after a new periodic report has been filed with the Commission for so long as the Offering remains open, the Accountants shall have furnished to the Selling Agent a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Selling Agent and in form and substance reasonably satisfactory to the Selling Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Selling Agent with respect to the financial statements and certain financial information contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(vii) At the Closing and at any Subsequent Closing, there shall be furnished to the Selling Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Selling Agent to the effect that each signer has carefully examined the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

(a) (1) As of the date of each such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Final Offering Circular nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(b) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(c) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(d) No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(e) Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Change.

(ix) The Company shall have furnished or caused to be furnished to the Selling Agent such certificates, in addition to those specifically mentioned herein, as the Selling Agent may have reasonably requested as to the accuracy and completeness on any Closing Date of any statement in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular, as to the accuracy on such Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Selling Agent.

(x) The Company shall have furnished or caused to be furnished to the Selling Agent on each Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions where the Company is registered or qualified to do business as the Selling Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(xi) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

(xii) On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the Exchange; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Selling Agent makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on any Closing Date on the terms and in the manner contemplated in the Final Offering Circular.

8. Indemnification.

(i) The Company shall indemnify, defend and hold harmless the Selling Agent and each of the Dealers, and each of their respective directors, officers, employees and agents and each person, if any, who controls any Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a “Selling Agent Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages, severally and not jointly (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Selling Agent Indemnified Party is a party thereto)), to which any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular or any amendment or supplement thereto, (2) the Pricing Disclosure Materials, or (3) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, the Final Offering Circular or the Pricing Disclosure Materials, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the Offering to any person or entity and is based solely on an untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through the Selling Agent expressly for inclusion in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or in any amendment or supplement thereto or in any Application, it being understood and agreed that the only such information furnished by any Selling Agent Indemnified Party consists of the information described as such in subsection (ii) below. The indemnification obligations under this Section 8(i) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Selling Agent Indemnified Party.

(ii) The Selling Agent will indemnify, defend and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement made by the Selling Agent in Section 5 of this Agreement, (ii) arise out of or are based upon any failure of the Selling Agent to pay any compensation to a Dealer or Dealers, (iii) arise out of or are based solely upon an untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or (iv) arise out of or are based solely upon the omission to state a material fact required to be stated in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through the Selling Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the paragraphs under the caption “Plan of Distribution” in any Preliminary Offering Circular and the Final Offering Circular constitute the only information relating to the Selling Agent furnished in writing to the Company by the Selling Agent expressly for inclusion in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular. In no event shall the Selling Agent indemnify the Company for any amounts in excess of the fees actually received by the Selling Agent pursuant to the terms of this Agreement.

(iii) Promptly after receipt by an indemnified party under subsection (i) or (ii) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(iv) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Agent on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (iii) above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selling Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the Cash Fee received by the Selling Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Selling Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), the Selling Agent will not be required to contribute any amount in excess of the Fee received by the Selling Agent pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(v) Notwithstanding anything to the contrary in this Agreement, the applicable indemnifying party shall not be obligated to indemnify any indemnified party to the extent that any liabilities, claims, causes of action, losses, damages, penalties, fines, or expenses, damages were a result of fraud, willful misconduct, or bad faith of the indemnified party (in each case as determined by a court of competent jurisdiction in a final, non-appealable judgment).

9. Termination.

(i) The obligations of the Selling Agent under this Agreement may be terminated at any time prior to the initial Closing Date, by notice to the Company from the Selling Agent, without liability on the part of the Selling Agent to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Selling Agent: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Selling Agent, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (b) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of the Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (c) trading in the Shares or any securities of the Company has been suspended or materially limited; (d) trading generally on the Exchange has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (e) a banking moratorium has been declared by any state or Federal authority; or (f) in the judgment of the Selling Agent, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Circular, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business or (g) there has occurred a material breach of this Agreement by the Company, which breach cannot be cured or is not cured within ten (10) days following written notice to the Company from Selling Agent of such breach.

(ii) This Agreement may be terminated, at any time prior to the initial Closing Date, by notice to the Selling Agent from the Company, without liability on the part of the Company to the Selling Agent, prior to delivery and payment for the Shares.

(iii) If this Agreement is terminated pursuant to this Section, such termination shall be without the liability of any party to any other party except as provided in Section 6 hereof.

10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered or electronically transmitted (with confirmation of receipt) (i) if to the Company, at the office of the Company, Venu Holding Corporation, 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920, Attention: CEO, with copies to, Dykema Gossett PLLC, 111 East Kilbourn Avenue, Suite 1050, Milwaukee, WI 53202, Attention: Peter F. Waltz, or (ii) if to the Selling Agent, at the office of Digital Offering LLC, 1461 Glenneyre Street, Suite D, Laguna Beach, CA 92651, Attention: Gordon McBean, with copies to Sheppard Mullin Richter & Hampton, LLP, 30 Rockefeller Plaza, New York, NY 10112-0015, Attention: Richard Friedman, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Selling Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Agent or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 8, 9, 10, 11, 13 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Selling Agent, the Company and their respective successors and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person or entity any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Selling Agent, the Company and their respective successors and permitted assigns and for the benefit of no other person or entity except that (i) the indemnification and contribution contained in Sections 8(i) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Selling Agent and any person or persons or entity or entities who control the Selling Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(ii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Offering Statement and any person or persons or entity or entities who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase. Neither party to this Agreement may assign any of its rights or obligations hereunder without the prior written consent of the other party to this Agreement.

13. Governing Law Provisions. This Agreement, and the validity and interpretations of this Agreement and the terms and conditions set forth herein, shall be governed by and construed in accordance with the internal laws of the State of Colorado applicable to agreements made and to be performed in such state (without giving effect to any provisions relating to conflicts of laws). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the Colorado courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Colorado courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Selling Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Selling Agent of any sum adjudged to be so due in such other currency, on which the Selling Agent may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Selling Agent in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Selling Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to the Selling Agent hereunder, the Selling Agent agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Selling Agent hereunder.

14. Acknowledgement. The Company acknowledges and agrees that the Selling Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, the Selling Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Selling Agent has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Selling Agent shall have no responsibility or liability to the Company or any other person with respect thereto. The Selling Agent advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Selling Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Selling Agent and shall not be on behalf of, or for the benefit of, the Company. The Selling Agent shall disclose to the Company in writing any conflict or potential conflict of interest of the Selling Agent that arises or would be expected to arise in the course of the Selling Agent’s performance of its duties hereunder or otherwise in connection with the Offering.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Such execution of counterparts may occur by manual signature, electronic signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission, and any such execution that is not by manual signature shall have the same legal effect, validity and enforceability as a manual signature.

16. Entire Agreement. This Agreement, together with the Engagement Letter, constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

VENU HOLDING CORPORATION

By:
Name:	J.W. Roth
Title:	Chief Executive Officer and Chairman

DIGITAL OFFERING LLC

By:
Name:	Gordon McBean
Title:	Chief Executive Officer

Exhibit A

Selling Agent’s Warrant Agreement

[TO BE PROVIDED]

Exhibit B

Opinion and Negative Assurance Letter of Legal Counsel to the Company

[TO BE PROVIDED]

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